Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

VOLATO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share, to be issued pursuant to the Volato Group, Inc. 2025 Stock Incentive Plan	Rule 457(c) and Rule 457(h)	415,584	(2)	$1.50	(3)	$623,376	0.00015310	$96.00
Total Offering Amount/Registration Fee								$623,376		$96.00
Total Fees Previously Paid										N/A
Total Fee Offsets										N/A
Net Fees Due										$96.00

1.

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, as the case may be, that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock.

2.

Represents shares of Class A common stock, par value $0.0001 per share, available for issuance under the Volato Group, Inc. 2025 Stock Incentive Plan (the “Plan”). The Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the Plan on January 1, 2026, and each January 1 thereafter. The number of shares added each year will be equal to the lesser of: (i) five percent (5%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) such lesser number of shares as determined by the Administrator (as such term is defined in the Plan).

3.	Solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant’s Class A common stock as reported on the NYSE American on September 4, 2025, which date is within five business days prior to the filing of this Registration Statement.